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                                EXHIBIT 1.05
                               -------------


                       CERTIFICATE OF NAME CHANGE TO
                            PROMAX ENERGY, INC.






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                                                             NUMBER: 216983

                                CERTIFICATE

                                     OF

                              CHANGE OF NAME

                                COMPANY ACT

                           I Hereby Certify that

                             MATRIX ENERGY INC.

                      has this day changed its name to


                             PROMAX ENERGY INC.

             Issued under my hand at Victoria, British Columbia
                            on February 03, 1999


                               JOHN S. POWELL

                           Registrar of Companies
                        PROVINCE OF BRITISH COLUMBIA
                                   CANADA

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                                  FORM 19
                               (Section 348)
                        PROVINCE OF BRITISH COLUMBIA

                                                     Certificate No: 216983

                                COMPANY ACT

                             SPECIAL RESOLUTION

The following Special Resolutions were passed by the under-mentioned Company on the date stated:

          Name of Company.                        MATRIX ENERGY INC.

          Date Resolutions passed:                December 14, 1998

RESOLVED AS SPECIAL RESOLUTIONS


1. Authorized Capital

The authorized capital of the Company be altered by consolidating all of the 25,000,000 common shares without par value, of which 9,401,883 shares are issued and outstanding, into 5,000,000 common shares without par value, of which 1,880,376.6 are issued and outstanding; every five of such shares before consolidation being consolidated into one consolidated share;

2. The authorized capital of the Company be increased from 5,000,000 common shares without par value, of which 1,880,376.6 are issued and outstanding, to 100,000,000 common shares without par value of which 1,880,376.6 are issued and outstanding.

3. Paragraph 2. of the Memorandum of the Company be amended to read as follows:

     2. The authorized capital of the Company consists of 100,000,000 common shares without par value."

4. Name Change
The name of the Company be changed to "PROMAX ENERGY INC." and that paragraph 1. of the Memorandum of the Company be altered accordingly.

5.  Alter Memorandum
The Memorandum be in the form attached hereto and marked Schedule "A" so that the Memorandum, as altered, shall at the time of filing comply with the Company Act.

 CERTIFIED a true copy this 5th day of January, 1999.

(Signature) Lee J. Tupper

 Solicitor
 (Relationship to Company)

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                                SCHEDULE "A"
                                   FORM1
                                (Section 5)
                                COMPANY ACT

                             ALTERED MEMORANDUM

        (As altered by Special Resolution passed December 14, 1998)

We wish to be formed into a company with limited liability under the Company Act in pursuance of this Memorandum.

  1. The name of the Company is PROMAX ENERGY INC.

  2. The authorized capital of the Company consists of one hundred million (100,000,000) common shares without par value.


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